UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a letter prepared by Aquila, Inc. and provided on March 23, 2007, to the proxy soliciting firm (MacKenzie Partners, Inc.) retained by Aquila in respect of its 2007 annual shareholders’ meeting. The letter will be distributed to Aquila shareholders, along with Aquila’s 2006 Annual Report and the 2007 Annual Proxy Statement, beginning March 26, 2007.

March 2007

Dear Aquila Shareholders,

While much interest is focused on our recent announcement that Aquila will be acquired by Great Plains Energy, it is important to look back on 2006 and highlight the many accomplishments that were achieved during the year. First, I want to recognize our employees. I have great pride in the people of Aquila and admire their dedication to our customers. Their efforts allow us to deliver safe, reliable energy every day.

Repositioning Nearly Complete

As 2006 drew to a close, we entered the final phase of our repositioning strategy. Over the past four years we have been rebuilding Aquila by strengthening the company’s balance sheet and preparing our utilities for future growth. And, we have been successful. This process took skill, collaboration and tremendous commitment from our entire organization.

Closing asset sales was a key component of our repositioning strategy, and 2006 was another busy year. We closed the sales of our natural gas utilities in Michigan, Minnesota and Missouri; completed the sale of our power generation peaking facilities in Illinois and our Everest Connections subsidiary; and exited our Elwood tolling contracts. The final piece of the repositioning plan, closing of the sale of our Kansas electric utility to Mid-Kansas Electric Company, should be completed by the time you receive this report.

In all, the execution of our repositioning strategy included over 25 major financial and operational transactions that streamlined Aquila’s business profile and improved our operational efficiencies. During this rebuilding process we have grown our utility customer service and reliability metrics while reducing debt by $2.2 billion, selling domestic utilities worth nearly $1 billion and eliminating contract liabilities of more than $1.6 billion.

2006 Operating Highlights

In early 2006 we were pleased to be a part of the expansion of the Iatan power facility in western Missouri. Iatan 2 is a high efficiency coal-fired power plant that will support the regional energy needs of our customers and is projected to go into service in 2010. The primary owner of the plant is Kansas City Power & Light, with Aquila having 18% ownership in the facility. Through this project partnership, Aquila customers and those of the other co-owners will share the benefits of an affordable, stable and reliable energy supply for years to come.

We also reaffirmed our commitment to responsible environmental management by issuing our first Greenhouse Gas Emissions Report. Aquila is one of only a handful of electric utilities to submit a comprehensive report in response to a request from the Investor Network on Climate Risk, a Boston-based network of institutional investors and financial institutions. We are mindful of the impact our energy infrastructure has on the environment where we live and work and Aquila continues to invest significant capital in upgrades that reduce emissions from our operations.

While Aquila continually looks at ways to reduce and contain costs, our numerous process improvements and cost cutting measures can’t completely mitigate the impacts of inflation and increased utility operating costs. Thus rate cases are necessary to recover these business expenses. Aquila completed a rate case in Missouri and filed additional cases in Kansas, Missouri and Nebraska during 2006. The filed cases are expected to become effective sometime during the second or third quarter of 2007.

Costs for fuel and purchased power are unpredictable and continue to rise. In summary, these rate requests take into consideration the substantial amount of investment and improvements made to our distribution systems, higher costs of operation, increasing technology costs and implementation of energy efficiency programs. In addition, incremental power supply is needed to meet both increasing customer usage and community growth. In short, rate recovery ensures that Aquila is reimbursed for the prudent costs to provide safe, reliable service to our customers and allows our investors to earn a fair and reasonable return on their investment.

Performance Yields M&A Interest

Our solid and consistent progress since 2002 resulted in merger and acquisition interest. Rather than fielding individual interest, our Board and management team structured a process to evaluate a set of inquiries. After a strategic review, we entered into definitive agreements in February 2007 to sell several of our utility properties to Black Hills Corporation and the rest of our company to Great Plains Energy. Through these transactions, investors will receive a combination of cash and stock which equates to a significant ownership stake in Great Plains, as well as a dividend that is traditional for many utility companies. Also as part of our agreements, Great Plains will retain our Missouri electric utility and Black Hills will purchase our gas operations in Colorado, Iowa, Kansas and Nebraska, as well as our Colorado electric utility. In order to ensure a good transition, teams are already underway to strategize and develop organizational structures for each company so that during the next 12 months customers move seamlessly to the buyers once the necessary approvals are received.

Business As Usual

Even with the transition underway, Aquila must continue to operate as a separate business entity until all of the necessary shareholder, regulatory and other approvals are received. It is essential that we remain focused on what we do best – delivering natural gas and electricity to our customers.

As always, I appreciate your support and interest in Aquila.

Sincerely,

Additional Information And Where To Find It

In connection with the acquisition of Aquila by Great Plains Energy Incorporated, Great Plains intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS, AQUILA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains or Aquila with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents that we file with the SEC by contacting us at: Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants In Proxy Solicitation

Great Plains, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains and their ownership of Great Plains common stock is set forth in Great Plains’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila’s directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which accompanies the enclosed letter. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.